EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 1999, which appears on page 39 of Priority Healthcare Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.



/s/ PricewaterhouseCoopers LLP
Indianapolis, Indiana
July 6, 1999